Exhibit 21.1

                               Centennial Bancorp
                              List of Subsidiaries


                                                        Names Under
                                 State of                 Which
            Name               Incorporation          Does Business
         ---------             -------------          --------------

       Centennial Bank            Oregon                   N/A

   Centennial Mortgage Co.        Oregon                   N/A